Filed Pursuant to Rule 424(b)(5)

Registration No. 333-258491

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 12, 2021)

653,000 Shares of Common Stock

1,806,016 Pre-Funded Warrants to Purchase Shares of Common Stock

1,806,016 Shares of Common Stock Underlying the Pre-Funded Warrants

Intrusion Inc. (the “Company,” “Intrusion,” the “registrant,” “we,” “our” or “us”) is offering 653,000 shares of common stock, par value $0.01 per share, pursuant to this prospectus supplement and accompanying prospectus at an offering price of $3.05 per share.

We are also offering the opportunity to purchase 1,806,016 pre-funded warrants (the “Pre-Funded Warrants”) to purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99%. of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is $3.0499 (equal to the price per share minus $0.0001), and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Our common stock is listed on The Nasdaq Capital Market under the symbol “INTZ.” The last reported sale price of our common stock on The Nasdaq Capital Market on January 3, 2025, was $4.20 per share. There is no established trading market for Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

The common stock and pre-funded warrants are being offered directly to a single institutional investor without a placement agent or underwriter. We are not paying underwriting discounts or commissions in connection with this offering. We have entered into a securities purchase agreement with a single institutional investor for the sale of all of the securities being offered hereunder. We will have one closing for all the securities purchased in this offering. The offering will terminate upon the completion of a single closing, which is expected to occur on or about January 7, 2025.

The gross proceeds to us before expenses will be approximately $ 7.5 million. We estimate the total expenses of this offering will be approximately $0.1 million. We intend to use the proceeds from this offering for general corporate purposes, which may include, but is not limited to, the repayment of existing indebtedness, working capital, capital expenditures, acquisitions and other investments. See “Use of Proceeds.”

Investing in these securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 4 of the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$3.05	$3.0499	$–
Proceeds to Intrusion Inc. before expenses	$1,991,650	$5,508,168	$7,499,818

Delivery of the securities in this offering is expected to be made on or about January 7, 2025, subject to satisfaction of certain closing conditions.

The date of this prospectus supplement is January 6, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Intrusion,” the “Company,” “we,” “us,” “our,” and similar terms refer to Intrusion Inc., a Delaware corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock, par value $0.01 per share, of Intrusion.

All references in this prospectus supplement to our consolidated financial statements, include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are not, and the Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov.

We make available free of charge on or through our website at www.intrusion.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings. The description of those agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein and do not purport to be complete are subject to, and qualified in their entirety by reference to, the definitive agreements.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding the development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	Business-related risks, including:

○	Risks related to our ability to raise capital on favorable terms or at all;
○	That in order to improve our financial performance, we must increase our revenue levels;
○	Our ability to continue our business as a going concern;
○	Our business, sales, and marketing strategies and plans;
○	Our ability to successfully market, sell, and deliver our INTRUSION Shield commercial product and solutions to an expanding customer base;
○	Our INTRUSION Shield solution failing to perform as expected or us being unable to meet our customers’ needs or to achieve market acceptance;
○	Scarcity of products and materials in the supply chain;
○	The loss of key personnel or our failure to attract and retain personnel;
○	Customer concentration including many U.S. governmental entities;
○	Technological changes in the network security industry;
○	Intense competition from both start-up and established companies;
○	Potential conflict of your interests with the interests of our larger stockholders;
○	Our intended use of the net proceeds of offerings hereunder;
○	Our ability to protect our intellectual property and the cost associated with defending claims of infringement;
○	Risks related to technology systems and security breaches, including without limitation technical or other errors with our products; and
○	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

•	Risks related to our common stock and warrants, including:

○	Volatility in the price of the Company’s common stock and warrants;
○	Risks relating to a potential dilution as a result of future equity offerings;
○	Risks relating to a short “squeeze” resulting in sudden increases in demand for the Company’s common stock;
○	Risks relating to information published by third parties about the Company that may not be reliable or accurate;
○	Risks associated with interest rate changes;
○	Volatility in the price of the Company’s common stock could subject us to securities litigation;
○	Risks associated with the Company’s current plan not to pay dividends;
○	Risks associated with future offerings of senior debt or equity securities;
○	Risks related to a potential delisting by The Nasdaq Capital Market;
○	Anti-takeover provisions could make a third-party acquisition of the Company difficult; and
○	Risks related to limited access to the Company’s financial information due to the fact the Company elected to take advantage of the disclosure requirement exemptions granted to smaller reporting companies.

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The words “believe,” “anticipate,” “design,” “estimate,” “plan,” “predict,” “seek,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we will actually achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement, the accompanying prospectus, and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as applying to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our other reports and documents we filed with the SEC that we incorporate herein by reference for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this prospectus, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this prospectus speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-12 of this prospectus supplement, page 4 of the accompanying prospectus and page 5 of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Business Overview

Intrusion, Inc. (the “Company”) is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion Internet Protocol (“IP”) addresses. After years of gathering global internet intelligence and working exclusively with government entities, the company released its first commercial product in 2021.

The Company develops, sells, and supports products that protect any-sized company or government organization by fusing advanced threat intelligence with real-time mitigation to kill cyberattacks as they occur – including Zero-Days. The Company markets and distributes the Company’s solutions through value-added resellers, managed service providers and a direct sales force. The Company’s end-user customers include United States (“U.S.”) federal government entities, state and local government entities, and companies ranging in size from mid-market to large enterprises.

Reverse Stock Split

On March 15, 2024, the Company’s Board of Directors and shareholders approved a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, to effectuate a reverse stock split (“Reverse Stock Split”) of the Common Shares, at a ratio of no less than 1-for-2 and no more than 1-for-20, with such ratio to be determined at the sole discretion of the Company’s Board of Directors. The Board determined the ratio for the Reverse Stock Split would be twenty (20) for one (1), with one (1) Common Share being issued for each twenty (20) Common Shares, with any fractional Common Shares resulting therefrom being rounded up to the nearest whole Common Share. The Company notified the Nasdaq of the intended Reverse Stock Split on March 17, 2024 and issued a press release announcing the intended Reverse Stock Split on March 18, 2024. The Reverse Stock Split became effective for trading purposes as of the market open on March 25, 2024, whereupon the Common Shares began trading on a split-adjusted basis.

Recent Developments

Promissory Note

On January 2, 2024, the Company entered into an invoice financing arrangement pursuant to a note purchase agreement with Anthony Scott, President, and Chief Executive Officer of the Company (“Scott”), according to which, among other things, Scott purchased from the Company a promissory note (the “Promissory Note”) in the aggregate principal amount of $1.1 million in exchange for $1.0 million to the Company. Under the Promissory Note, the Company shall make principal payments to Scott in the amount $40 thousand per week each week prior to its maturity on June 15, 2024 (“Weekly Payments”). Interest accrues on the balance of the Promissory Note prior to its maturity at a rate of 7.0% per annum, compounded daily. In connection with the issuance of the Promissory Note, the Company and Scott also entered into a security agreement, which provides, according to its terms, a security interest in all accounts receivable or other receivables now existing or subsequently created prior to the payment of the Promissory Note, subject to prior permitted liens.

S-5

On March 20, 2024, Scott purchased a second note payable in the principal amount of $343 thousand in exchange for $340 thousand in cash. The note was non-interest bearing and matured on April 19, 2024. On April 2, 2024, the Company reduced the principal balance due under the note by $101 thousand which reflected the amount due from Scott for the exercise of common stock purchase warrants.

On April 19, 2024, Scott entered into a private placement subscription agreement to convert the aggregate outstanding balance of $1.1 million for both notes in exchange for common stock and common stock purchase warrants.

Series A Preferred Stock

On March 15, 2024, the Company filed the Amended and Restated Certificate of Incorporation (the “A&R Certificate”) to (i) eliminate the Series 1, Series 2, and Series 3 preferred shares and filed a Certificate of Designations creating a new Series A preferred stock, $0.01 par value per share (the “Series A Stock”). Pursuant to the terms of the Series A Certificate, 20 thousand shares of Series A Stock are authorized, and each share of Series A Stock has a stated value of $1,100 and accrues a rate of return on the Stated Value of 10% per year, shall be compounded annually and is payable quarterly in cash or additional shares of Series A Stock. Commencing on the one-year anniversary of the issuance date of each share of Series A Stock, each share of Series A Stock shall accrue an automatic quarterly dividend, calculated on the stated value and shall be payable quarterly in cash or additional shares of Series A Stock. For the period from the one-year anniversary of the issuance date to the two-year anniversary of the issuance date, the Quarterly Dividend shall be 2.5% per quarter, and for all periods following the two-year anniversary of the issuance date, the Quarterly Dividend shall be 5% per quarter.

Share Exchange

On March 7, 2024, the Company agreed to exchange $0.2 million aggregate principal amount of that certain Promissory Note #1 dated March 10, 2022, in the original principal amount of $5.4 million, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company for an aggregate of 52,247 shares of its common stock, par value $0.01 per share. The issuance of the 52,247 shares of its common stock is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act.

On March 15, 2024, the Company agreed to exchange $9.3 million aggregate principal of the Streeterville Note #1 and Note #2 for 9,275 shares of Series A preferred stock. The issuance of the Series A is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act.

On April 3, 2024, the Company entered into an agreement with Streeterville to exchange 91 shares of Series A Preferred Stock with an aggregate stated value of $100 thousand for 32.2 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On November 18, 2024, the Company entered into an agreement with Streeterville to exchange 68 shares of Series A Preferred Stock with an aggregate stated value of $74.8 thousand for 110.34 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On December 6, 2024, the Company entered into an agreement with Streeterville to exchange 90 shares of Series A Preferred Stock with an aggregate stated value of $99.0 thousand for 179.25 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On December 30, 2024, the Company entered into an agreement with Streeterville to exchange 1,230 shares of Series A Preferred Stock with an aggregate stated value of $1.353 million for 626.388 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

S-6

On December 30, 2024, the Company entered into an agreement with Streeterville to exchange 2,000 shares of Series A Preferred Stock with an aggregate stated value of $2.2 million for 614.525 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On December 31, 2024, the Company entered into an agreement with Streeterville to exchange 2,050 shares of Series A Preferred Stock with an aggregate stated value of $2.255 million for 629.888 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On January 2, 2025, the Company entered into an agreement with Streeterville to exchange 1,750 shares of Series A Preferred Stock with an aggregate stated value of $1.925 million for 626.016 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

On January 3, 2025, the Company entered into an agreement with Streeterville to exchange 1,837 shares of Series A Preferred Stock with an aggregate stated value of approximately $2.02 million for 667.117 thousand shares of common stock. The issuance of these exchange shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Warrant Inducement

On April 1, 2024, the Company’s Board of Directors approved entry into an inducement letter that provides, during the period beginning on April 2, 2024 and continuing through April 23, 2024, for the lowering of the exercise price of all outstanding warrants and, for each share of common stock exercised under the Warrants, providing the participating Warrant holder with a New Warrant for that same number of shares of common stock. The reduced exercise price of the Warrants is $3.04, which includes $0.13 per share that is attributable to the purchase price of the New Warrant. The New Warrant exercise price is $2.91 with an exercise period of five years. On April 8, 2024, certain holders of the Warrants exercised 186 thousand shares of the Company’s common stock resulting in gross proceeds of $0.6 million and the issuance of 186 thousand New Warrants. The issuance of New Warrants was undertaken pursuant to the exemption from registration provided in Rule 506(b) under Regulation D pursuant to the Securities Act of 1933, as amended.

On November 21, 2024, the Company’s Board of Directors approved entry into an inducement letter that provides, during the period beginning on November 21, 2024 and continuing through December 19, 2024, for the lowering of the exercise price of all outstanding warrants and, for each share of common stock exercised under the Warrants, providing the participating Warrant holder with a New Warrant for that same number of shares of common stock. The reduced exercise price of the Warrants is $0.76, which includes $0.13 per share that is attributable to the purchase price of the New Warrant. The New Warrant exercise price is $0.63 with an exercise period of five years. With the Board’s consent effective December 17, 2024, the warrant inducement period was extended from December 19, 2024, until December 27 2024. On December 27, 2024, certain holders of the Warrants exercised 369 thousand warrants to purchase shares of the Company’s common stock resulting in gross proceeds of $0.3 million and the issuance of 369 thousand New Warrants. The issuance of New Warrants was undertaken pursuant to the exemption from registration provided in Rule 506(b) under Regulation D pursuant to the Securities Act of 1933, as amended.

Private Placement

On April 22, 2024, entered into a private placement subscription agreement pursuant to which the Company sold to purchasers in an Offering an aggregate of 1.3 million shares of its common stock, each of which is coupled with a warrant to purchase two shares of common stock at an aggregate offering price of $1.95 per share. None of the shares of common stock or shares underlying the warrants have been registered for resale under the Securities Act of 1933 as amended. The Company received gross proceeds of approximately $2.6 million from this private placement subscription.

S-7

Compliance with Nasdaq Listing Requirements

On October 28, 2024, Intrusion, Inc. (the “Company”) received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market under the symbol “INTZ,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days as of October 25, 2024, the Company no longer met this requirement. The Bid Price Notice indicated that the Company has been provided 180 calendar days, or until April 28, 2025, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

Standby Equity Purchase Agreement

On July 3, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with Streeterville Capital, LLC (“Streeterville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Streeterville up to $10 million of common stock (“Advance Shares”) at the Company’s request any time during the commitment period commencing on July 3, 2024 (the “Effective Date”) and terminating on 24-month anniversary of the Effective Date. Each issuance and sale by the Company to Streeterville under the SEPA (an “Advance”) is subject to a maximum limit equal to the lesser of (i) an amount equal to 100% of the aggregate Daily Traded Amount (as defined in the SEPA) during the three consecutive Trading Days immediately preceding an Advance Notice (as defined in the SEPA), and (ii) 4.99% of the Company’s issued and outstanding common stock. The shares will be issued and sold to Streeterville at a per share price equal to 95% of the Market Price for any three consecutive trading days commencing on the Advance Notice date (the “Pricing Period”). “Market Price” is defined as the lowest VWAP of the common stock on the Nasdaq during the Pricing Period. The Advances are subject to certain limitations, including that Streeterville cannot purchase any shares that would result in it beneficially owning more than 9.99% of the Company’s outstanding common stock at the time of an Advance (the “Ownership Limitation”) or acquiring since the Effective Date under the SEPA more than 19.99% of the Company’s outstanding common stock as of the date of the SEPA (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” With respect to each closing, ten percent (10%) of the aggregate Purchase Price will be withheld by Streeterville and used to repurchase shares of the Company’s Series A Preferred Stock held by Streeterville at the stated value for such stock.

S-8

Streeterville will be entitled to a structuring fee in the amount of $25,000, which amount will be deducted from the aggregate purchase price of the first Advance Shares purchased by Streeterville. In addition, the Company issued 92,592 shares of common stock (the “Streeterville Commitment Shares”) to Streeterville upon the effective date of the SEPA as consideration for its irrevocable commitment to purchase shares of common stock at our direction, from time to time after the date of this prospectus. Streeterville agreed that neither it nor any of its affiliates will engage in any short-selling or hedging of the Company’s common stock during the term of the SEPA. Furthermore, the Company issued 216,921 shares of common stock (the “Pre-Delivery Shares”) to Streeterville for the purchase price of $0.01 per share upon the effective date of the SEPA as further consideration for its irrevocable commitment to purchase shares of common stock at our direction, from time to time after the date of this prospectus. Following termination of the SEPA, within thirty (30) Trading Days of a written request from the Company, Streeterville will deliver to the Company the same number of Pre-Delivery Shares purchased (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transaction occurring after the date hereof), and the Company will pay to Streeterville $0.01 per Pre-Delivery Share.

Resignation of Director – James Gero

On November 20, 2024, James F. Gero, a director of the Company, resigned from the Board of Directors. Mr. Gero’s resignation was not as a result of a disagreement with the Board of Directors, but rather as the result of his decision to begin full-time retirement. Effective upon Mr. Gero’s resignation as a director, the size of the Company's Board was reduced from six to five directors.

ATM Program

For the twelve months ended December 31, 2024, the Company received proceeds of approximately $9.8 million net of fees from the sale of 7,009,444  shares of common stock pursuant to the Company’s ATM program for which B. Riley Securities, Inc. acts as sales agent.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We will cease to qualify as a smaller reporting company if we have (1) a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million during our last fiscal year, or (2) a non-affiliate public float in excess of $700 million, in each case determined on an annual basis as of the last business day of our second quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Intrusion, Inc. was organized in Texas in September 1983 and reincorporated in Delaware in October 1995. On October 9, 2020, our shares of Common Stock began trading on the Nasdaq Capital Market under the symbol “INTZ.” Our principal executive offices are located at 101 East Park Blvd, Suite 1200, Plano, Texas 75074, and our telephone number is (888) 637-7770. Our corporate website address is www.intrusion.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus. TraceCop (“TraceCop™”) and Intrusion Savant (“Intrusion Savant™”) are registered trademarks of Intrusion.

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THE OFFERING

Common stock offered by us	653,000 shares of common stock.

Pre-Funded Warrants offered by us	1,806,016 Pre-Funded Warrants to purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is $3.0499 (equal to the price per share being sold to the public in this offering, minus $0.0001), and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common stock outstanding prior to the offering(1)	16,885,394 shares.

Common stock to be outstanding after the offering	17,538,394 shares (assuming no exercise of any Pre-Funded Warrants).

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, but is not limited to, the repayment of existing indebtedness, working capital, capital expenditures, acquisitions and other investments. See “Use of Proceeds” beginning on page S-21.

Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “INTZ”. There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list these securities on any national securities exchange or trading system.

Offering Price	$3.05 per share

Risk Factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-12 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock

Lock-Up Agreements	Our officers and directors and shareholders holding 4.8 percent (4.8%) of our outstanding common stock have agreed, for a period of 90 days after the closing of the offering, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of the purchaser.

S-10

(1)	The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 16,885,394 shares outstanding as of January 3, 2025. The number of shares outstanding as of January 3, 2025, as used throughout this prospectus supplement, unless otherwise indicated, excludes, as of that date:

•	3,198,724 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $3.19 per share;

•	43,019 shares of common stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $61.26 per share;

•	2,206,845 shares of common stock in aggregate reserved for issuance under our 2015 Stock Incentive Plan and 2021 Omnibus Incentive Plan;

•	253,620 shares of common stock underlying restricted stock awards outstanding;

•	4,359 shares of common stock underlying the warrants issued to Wellington Shields & Co. LLC in connection with the November 8, 2023 sale of common stock

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	no exercise of the Pre-Funded Warrants issued in this offering

S-11

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein before investing in our common stock. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by annual, quarterly and other reports and documents we filed with the SEC, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, that we incorporate herein by reference. If any of the following risks actually occur, our business could be harmed. The risks and uncertainties described below are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common stock. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risk Related to our Business

We have a history of operating losses, our management has concluded that there is substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended December 31, 2023 and 2022, we have reported net loss of approximately $13,891,000 and $16,229,000, respectively, and cash flow used in operating activities of approximately $7,767,000 and $13,190,000, respectively. For the nine months ended September 30, 2024 and 2023, we have reported net loss of approximately $5,833,000 and $11,074,000, respectively, and cash flow used in operating activities of approximately $6,115,000 and $4,779,000, respectively. As noted in our unaudited financial statements, as of September 30, 2024, we had an accumulated deficit of $116,050,000 and working capital deficit of $978,000. Our management has concluded that our historical recurring losses from operations, negative cash flows from operations, working capital deficiency as well as our dependence on equity and debt financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

S-12

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully if at all. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

Risks Related to this Offering and Our Securities

The market prices and trading volume of shares of our common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses.

The market prices and trading volume of shares of our common stock have recently experienced and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. For example, during 2024, the market price of our common stock has fluctuated from an intra-day low of $0.353 per share on December 23, 2024, to an intra-day high of $7.34 on December 30, 2024, and the last reported sale price of our common stock on The Nasdaq Capital Market on January 3, 2025, was $4.20 per share.

During 2024, daily trading volume ranged from approximately 3,323 to 189,591,807 shares. Within the last seven business days, the market price of our common stock has fluctuated from an intra-day low of $0.3566 on December 24, 2024, to an intra-day high of $7.34 on December 30, 2024.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Extreme fluctuations in the market price of our common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•	the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•	factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

•	to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•	if the market price of our common stock declines, you may be unable to resell your shares at or above the price at which you acquired them.

We cannot assure you that the equity issuance of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

S-13

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 80,000,000 shares of our common stock and up to 5,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

Our management will have broad discretion over the use of the net proceeds from this offering.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. As of the date of this prospectus supplement, we intend to use the net proceeds of this offering for general corporate purposes, which may include, but is not limited to, the repayment of existing indebtedness, working capital, capital expenditures, acquisitions and other investments. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds.”

If you purchase our shares of common stock in this Offering, you will experience immediate and substantial dilution in the net tangible book value of your shares of common stock. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

Because the price per share of our common being offered hereunder is higher than the pro-forma as-adjusted net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this Offering.

Based on an assumed offering price of $3.05 per share of common stock, and the net tangible book value per share of our common stock of $0.324 as of September 30, 2024, if you purchase common stock in this offering you will suffer dilution of $2.054 per share with respect to the net tangible book value per share of the common stock, which will be $0.996 per share following the offering  on a pro forma as adjusted basis. See the section of this prospectus entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in this offering.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” With the recent substantial increase in volume of our shares being traded and trading price, the proportion of our common stock that may be traded in the future by short sellers may increase the likelihood that our common stock will be the target of a short squeeze, and there is widespread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

S-14

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus or incorporated documents filed with the SEC in determining whether to purchase shares of our common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our stockholders.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional shares of our common stock in the public markets. Furthermore, if our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. Sales of substantial shares of our common stock in the public market by our executive officers, directors, 5% or greater stockholders or other stockholders, or the prospect of such sales could adversely affect the market price of our common stock. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Future sales of our common stock may depress our share price.

As of January 3, 2025, we had 16,885,394 shares of our common stock outstanding. Sales of a number of shares of common stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our common stock to decline. We may also sell additional shares of common stock or securities convertible into or exercisable or exchangeable for common stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our common stock.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the Company’s debt agreements contain provisions that restrict its ability to pay dividends and the terms of any future debt agreements may also preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

S-15

Our common stock may be delisted from The Nasdaq Capital Market if we cannot maintain compliance with The Nasdaq Capital Market’s continued listing requirements.

Our common stock is listed on The Nasdaq Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on The Nasdaq Capital Market.

On October 28, 2024, Intrusion, Inc. (the “Company”) received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market under the symbol “INTZ,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days as of October 25, 2024, the Company no longer met this requirement. The Bid Price Notice indicated that the Company has been provided 180 calendar days, or until April 28, 2025, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

We cannot assure you our securities will meet the continued listing requirements to be listed on The Nasdaq Capital Market in the future. If The Nasdaq Capital Market delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for The Nasdaq Capital Market and The Nasdaq Capital Market determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

S-16

If our common stock is delisted from The Nasdaq Capital Market and the price of our common stock declines below $5.00 per share, our common stock would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on The Nasdaq Capital Market or on other securities exchanges by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common stock is currently less than $5.00 per share. If our common stock is delisted from The Nasdaq Capital Market and the price of our common stock is below $5.00 per share and our net tangible assets fall below $5,000,000 or less, our common stock would come within the definition of “penny stock”.

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

•	must make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on The Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-Funded Warrants issued in connection with the offering will have on the market price of our common stock from time to time.

S-17

Holders of Pre-Funded Warrants will have no rights as a common stockholder until such holders exercise their Pre-Funded Warrants, respectively, and acquire our common stock, except as set forth in the Pre-Funded Warrants.

Until holders of Pre-Funded Warrants acquire shares of our common stock upon exercise of the Pre-Funded Warrants, as the case may be, holders of Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants, except as set forth in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect markets to develop for these securities.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect markets to develop for these securities. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. Purchasers of the Pre-Funded Warrants may be unable to resell the Pre-Funded Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

Except as otherwise set forth in the Pre-Funded Warrants, the Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price. Specifically, holders of the Pre-Funded Warrants may exercise their right to acquire the common stock and pay an exercise price of $0.0001 per share, subject to adjustment, from time to time, until all of the Pre-Funded Warrants have been exercised.

Since the Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Pre-Funded Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

 An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this prospectus, are subject to numerous uncertainties, contingencies and risks. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing securities

The Pre-Funded Warrants contain features that may reduce your economic benefit from owning them.

For so long as you continue to hold the Pre-Funded Warrants, you will not be permitted to enter into any short sale or similar transaction with respect to our common stock. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the Pre-Funded Warrants.

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General Risk Factors

The Securities Purchase Agreement provides that state or federal court located within the state of New York will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 5.9 of the Securities Purchase Agreement provides that “[e]ach party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.”

However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and you will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Therefore, this provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

The exclusive forum provision in the Securities Purchase Agreement will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of New York could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near New York. The state or federal court of the State of New York may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ Warrants have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in the Securities Purchase Agreement to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

S-19

By purchasing securities in this offering, you are bound by the fee-shifting provision contained in the Securities Purchase Agreement, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 5.9 of the Securities Purchase Agreement provides that “[i]f any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.”

NOTWITHSTANDING, THE FEE SHIFTING PROVISION CONTAINED IN THE SECURITIES PURCHASE AGREEMENT WOULD NOT APPLY TO “INTERNAL CORPORATE CLAIMS” AS DEFINED IN SECTION 109(B) OF THE DELAWARE GENERAL CORPORATION LAW.

The phrase “attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 5.9 of the Securities Purchase Agreement, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 5.9 of the Securities Purchase Agreement, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 5.9 of the Securities Purchase Agreement, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in Section 5.9 of the Securities Purchase Agreement, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 5.9 of the Securities Purchase Agreement could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN SECTION 5.9 OF THE SECURITIES PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE SECURITIES PURCHASE AGREEMENTDO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $7.5 million, after deducting estimated offering expenses payable by us.

We currently intend to use any net proceeds from the sale of common stock under this prospectus supplement for general corporate purposes, which may include, but is not limited to, the repayment of existing indebtedness, working capital, capital expenditures, acquisitions and other investments. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Pending any specific application, we may initially invest funds in short-term marketable securities.

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DIVIDEND POLICY

We have not declared any cash dividends since inception. We currently do not anticipate paying any dividends in the foreseeable future. We anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board of directors might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

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DILUTION

If you invest in our common stock or pre-funded warrants in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. The historical net tangible book value of our common stock as of September 30, 2024 was $2.4 million, or $0.324 per share of common stock based upon 7,514,175 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2024.

After giving effect to (i) our issuance of 3,453,524 shares of common stock in exchange for 9,025 Series A Preferred Stock with an aggregate stated value of approximately $9.9 million during the period from November 18, 2024 through January 3, 2025 and (ii) our issuance and sale of (a) 653,000 shares of our common stock in this offering at the offering price of $3.05 per share and (b) pre-funded warrants to purchase up to 1,806,016 shares of our common stock at the offering price of $3.0499 per pre-funded warrant (and including 1,806,016 shares of common stock issuable upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), and after deducting estimated offering expenses payable by us (and including the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering), our as adjusted net tangible book value as of September 30, 2024 would have been $9.9 million, or $0.740 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.518 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $2.310 per share to new investors participating in this offering. The following table illustrates this calculation on a per share basis:

Offering price per share of common stock		$3.05
Net tangible book value per share adjusted for the redemption of Series A Preferred as of September 30, 2024	$0.222
Increase in net tangible book value per share attributable to the offering	$0.518

As adjusted net tangible book value per share, after this offering		$0.740

Dilution per share to new investor		$2.310

The number of shares of common stock to be outstanding is based on 7,514,175 shares of common stock outstanding as of September 30, 2024 plus 3,453,524 shares of common stock issued in exchange for 9,025 shares of Series A Preferred Stock and excludes:

•	3,193,724 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $3.19 per share;

•	43,019 shares of common stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $61.26 per share;

•	2,206,845 shares of common stock in aggregate reserved for issuance under our 2015 Stock Incentive Plan and 2021 Omnibus Incentive Plan;

•	253,620 shares of common stock underlying restricted stock awards outstanding; and

•	4,359 shares of common stock underlying the warrants issued to Wellington Shields & Co. LLC in connection with the November 8, 2023 sale of common stock

To the extent that our outstanding stock options or warrants are exercised, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of shares of our common stock or other equity securities of equal or senior rank, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We are selling 653,000 shares of our common stock and 1,806,016 pre-funded warrants to purchase 1,806,016 shares of our common stock at a public offering price of $3.05 per share of common stock (and $3.0499 per pre-funded warrant) under this prospectus supplement directly to a certain purchaser, without a placement agent, underwriter, broker or dealer. The closing of this offering is subject to customary closing conditions. We expect that the sale of the shares of our common stock and pre-funded warrants will be completed on or around the date indicated on the cover page of this prospectus supplement. The shares of common stock and pre-funded warrants will be issued separately.

The shares of common stock and pre-funded warrants offered by this prospectus supplement will be sold pursuant to a securities purchase agreement between us and the purchaser purchasing shares of our common stock and pre-funded warrants in this offering. For the complete terms of the securities purchase agreement, you should refer to the form of securities purchase agreement which will be filed as an exhibit to the Current Report on Form 8-K to be filed with the SEC in connection with this offering, and which is incorporated by reference into the registration statement of which this prospectus supplement is part.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, MA 02021. The transfer agent’s telephone is (877) 373-6374.

Our common stock is traded on the Nasdaq Capital Market under the symbol “INTZ”. On January 3, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.20 per share. The pre-funded warrants are not listed for trading on any securities exchange. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

We have agreed to be subject to a lock-up for a period of ninety (90) days following the date of signing the securities purchase agreement related to the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any of our common stock or any securities convertible or exercisable or exchangeable for, common stock, subject to certain exceptions.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and pre-funded warrants offered pursuant to this prospectus supplement. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements of the Internal Revenue Service (“IRS”) and judicial decisions, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to holders who purchase our common stock or pre-funded warrants offered by this prospectus supplement and who hold our common stock or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	partnerships or other entities or arrangements treated as partnerships, S corporations or other pass- through entities, or disregarded entities for U.S. federal income tax purposes (and investors therein);

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	real estate investment trusts or regulated investment companies;

•	banks, financial institutions, investment funds, insurance companies, brokers or dealers in securities or currencies;

•	persons who have elected to mark securities to market;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation;

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•	persons who hold common stock or pre-funded warrants that constitute “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•	persons who acquired our common stock or pre-funded warrants in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock, including, for this purpose, our pre-funded warrants;

•	U.S. persons whose “functional currency” is not the United States dollar;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons holding our common stock or pre-funded warrants as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock or pre-funded warrants and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of our common stock or pre-funded warrants.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our common stock or pre-funded warrants that is a “U.S. person” (as defined below) and is not a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Code Section 7701(a)(30)) who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock or pre-funded warrants that is neither a U.S. person nor a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

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Characterization of the Pre-Funded Warrants for Tax Purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as stock for U.S. federal income tax purposes. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant (other than with respect to cash paid in lieu of a fractional share) and, upon exercise, the holding period of a pre-funded warrant should carry over to the share received. Similarly, the tax basis of the pre-funded warrant should carry over to the share received upon exercise, increased by the exercise price. Except where specifically noted below, the following discussion assumes our pre-funded warrants are treated as our stock.

Our position with respect to the U.S. federal income tax characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock for U.S. federal income tax purposes and, if so, the amount and character of your gain with respect to an investment in our pre-funded warrants could change. You should consult your tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Tax Consequences to U.S. Holders

Distributions on Our Common Stock

We have never declared or paid cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at long-term capital gains rates, provided certain holding period requirements are satisfied. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “Sale or Other Disposition of Our Common Stock or Pre-Funded Warrants” below.

Sale or Other Disposition of Our Common Stock or Pre-Funded Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of our common stock or pre-funded warrants will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the common stock or pre-funded warrants for more than one year. The amount of the gain or loss will equal the difference between (i) the amount of cash and the fair market value of any property received on the disposition and (ii) such U.S. holder’s tax basis in the common stock or pre-funded warrants disposed of. Long-term capital gains recognized by non-corporate U.S. holders generally will be subject to reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Pre-Funded Warrants

A U.S. holder of a pre-funded warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of our common stock issuable upon exercise of the pre-funded warrant. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of any adjustments) to the pre-funded warrants.

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Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions (including deemed distributions) on our common stock or pre-funded warrants, and gross proceeds on the sale or other disposition of our common stock and pre-funded warrants, unless the U.S. holder is an exempt recipient (such as certain corporations). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder is not otherwise exempt and fails to provide its correct taxpayer identification number or certification of exempt status on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Tax Consequences to Non-U.S. Holders

Distributions on Our Common Stock

As discussed above under “Tax Consequences to U.S. Holders—Distributions on Our Common Stock,” we have never declared or paid cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in our common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Gain on Disposition of Our Common Stock or Pre Funded Warrants.”

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code (“FATCA”), dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other appropriate form, or applicable successor form), certifying such holder’s qualification for the reduced rate. This certification must be provided to us or the applicable withholding agent before the payment of dividends and may need to be updated periodically. In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds the common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable tax treaty, are attributable to such holder’s permanent establishment or fixed base in the United States), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent. This certification must be provided to us or the applicable withholding agent before the payment of dividends and may need to be updated periodically.

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However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Stock or Pre-Funded Warrants

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other taxable disposition of our common stock or pre-funded warrants, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	our common stock or pre-funded warrants constitute a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock or pre-funded warrants, and our common stock or pre-funded warrants are not regularly traded on an established securities market as defined by applicable Treasury Regulations.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We do not believe that we are, or have been, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (unless an applicable income tax treaty provides for different treatment) on gain realized upon the sale or other taxable disposition of our common stock or pre-funded warrants, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Constructive Dividends on Pre-Funded Warrants

A non-U.S. holder of pre-funded warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of our common stock issuable upon exercise of the pre-funded warrant. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of any adjustments) to the pre-funded warrants.

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Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions (including deemed distributions) on our common stock or pre-funded warrants paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock or pre-funded warrants provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, as applicable, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends (including deemed dividends) paid on our common stock or pre-funded warrants and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our common stock or pre-funded warrants. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock or pre-funded warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers (including applicable withholding agents) may generally rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or pre-funded warrants.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the material terms and provisions of the common stock and pre-funded warrants that are being offered hereby. This summary is subject to, and qualified in its entirety by, the provisions of the form of pre-funded warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants. See the section titled “Where You Can Find Additional Information” in this prospectus supplement.

We are offering 653,000 shares of our common stock and 1,806,016 pre-funded warrants to purchase up to 1,806,016 shares of our common stock. The shares of our common stock issuable from time to time upon exercise of the pre-funded warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

As of the date of this prospectus supplement, our amended and restated certificate of incorporation, as amended, authorizes us to issue 80,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus supplement, there were 16,885,394 shares of common stock issued and outstanding held by 96 holders of record. No shares of preferred stock remain outstanding as of the date of this prospectus supplement. For more information, see “Description of Common Stock and Preferred Stock” in the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “INTZ”.

Pre-Funded Warrants

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01 per share. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of our common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, recapitalization, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant.

Cashless Exercise. If at the time of exercise of the pre-funded warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance or resale of the shares underlying the warrant to or by the Holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of our common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred upon notice to us in writing and surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction. In the event of any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

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LEGAL MATTERS

Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida, which has acted as our counsel in connection with this offering, will pass upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of Intrusion Inc. (the “Company”) as of and for the years then ended December 31, 2023 and 2022, incorporated by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to such financial statements) which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

As at the date hereof, none of the above-named experts have received, or is to receive, in connection with the offering, an interest, direct or indirect, in our Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into the Prospectus Supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of the Prospectus Supplement, and information that we file later with the SEC will automatically update and supersede information contained in the Prospectus Supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of the Prospectus Supplement to the extent that a statement contained in the Prospectus Supplement modifies or replaces that statement. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The Prospectus Supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information furnished and not filed in accordance with the SEC rules, including Items 2.02 and 7.01, and any related Exhibit of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report”) filed with the SEC on April 1, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed on May 15, 2024, August 14, 2024 and November 13, 2024, respectively;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 15, 2024, that are incorporated by reference into Part III of the 2023 Annual Report;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 9, 2024, February 21, 2024, March 6, 2024, March 13, 2024, March 18, 2024, March 22, 2024, March 27, 2024, April 5, 2024, April 12, 2024, April 23, 2024, May 2, 2024, May 15, 2024, May 16, 2024, June 5, 2024, July 1, 2024, July 10, 2024, August 13, 2024, September 3, 2024, September 26, 2024, October 8, 2024, October 29, 2024, November 12, 2024, November 12, 2024, November 22, 2024, November 27, 2024, December 20, 2024, and January 3, 2025 and Form 8-K/A filed with the SEC on March 28, 2024;

•	the description of our common stock which is filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

S-32

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by the Prospectus Supplement, including, but excluding any information furnished to, rather than filed with the SEC, will also be incorporated by reference into the Prospectus Supplement and will be deemed to be part of the Prospectus Supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any information furnished and not filed in accordance with the SEC rules, including Items 2.02 and 7.01, and any related Exhibit, of Form 8-K.

You should rely only on the information incorporated by reference or provided in the Prospectus Supplement. We have not authorized anyone else to provide you with different information. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all our SEC filings that we incorporate by reference to determine if any of the statements in the Prospectus Supplement, any applicable prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

You may request a free copy of any of the documents incorporated by reference in the Prospectus Supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address or phone number: Intrusion Inc., 101 East Park Blvd, Suite 1200, Plano, Texas 75074, Attention: Investor Relations or by telephone at (888) 637-7770.

S-33

Prospectus

Intrusion Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer in the future. In the event of an offering of securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INTZ.” On August 11, 2021, the last reported sale price for our common stock was $4.58 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2021.

TABLE OF CONTENTS

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, as applicable; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing perspective — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

ii

Summary

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus in their entirety before you invest in our securities.

Unless the context otherwise requires, all references in this prospectus to “Intrusion,” “we,” “us,” “our,” “the Company” or similar words refer to Intrusion Inc., a Delaware corporation, together with its consolidated subsidiaries, taken as a whole.

Company Overview

We develop, sell and support products that protect any-sized company or government organization by fusing advanced threat intelligence with real-time artificial intelligence to neutralize cyberattacks as they occur—including Zero-Day attacks. We market and distribute our solutions through a direct sales force and value-added resellers. Our end-user customers include U.S. federal government entities, state and local government entities, and companies ranging in size from mid-market to large enterprises.

We were organized in Texas in 1983 and reincorporated in Delaware in 1995. Our principal executive offices are located at 101 East Park Boulevard, Suite 1200, Plano, Texas 75074, and our telephone number is (972) 234 6400. Our corporate website is www.intrusion.com. We make available free of charge through our Investor Relations website, available at ir.intrusion.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;
•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•	ranking;

•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important U.S. federal income tax considerations.

1

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

As of the date of this prospectus, our restated certificate of incorporation (our “certificate of incorporation”), authorizes us to issue 80,000,000 shares of common stock, par value $0.01 per share, of which 17,624,506 shares were issued and outstanding as of July 30, 2021. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to share ratably in such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any then-outstanding shares of our preferred stock. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

As of the date of this prospectus, we have no outstanding shares of preferred stock. However, our certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and conversion rights.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; forms of the senior and subordinated indentures are included as exhibits to the registration statement of which this prospectus is a part. The relevant indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities we offer under this prospectus will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from another report that we file with the SEC.

2

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

3

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequently filed Quarterly Reports on Form 10-Q, each of which is incorporated by reference in this prospectus, together with all other information contained or incorporated by reference in this prospectus, as may be updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business.

4

Forward-Looking Statements

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are generally accompanied by words such as “estimate,” “expect,” “believe,” “should,” “would,” “could,” “anticipate,” “may,” “will,” “continue,” “project,” “potentially,” “plan” or other words that convey uncertainty of future events or outcomes. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations, which we describe in more detail in our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequently filed Quarterly Reports on Form 10-Q, include, but are not limited to:

•	that to improve our financial performance, we must increase our revenue levels;

•	our ability to successfully market, promote, and sell our new commercial solution, INTRUSION Shield, and market it through new sales channels to a new set of prospective customers;

•	our INTRUSION Shield solution failing to perform as expected or us being unable to meet our customers’ needs or to achieve market acceptance;

•	effects of the coronavirus on the U.S. and global economies;

•	customer concentration including many U.S. government entities;

•	technological changes in the network security industry;

•	intense competition from both start-up and established companies;

•	potential conflict of your interests with the interests of our larger stockholders;

•	technical or other errors with our products;

•	actual or threatened litigation and the costs and efforts spent to defend against such litigation;

•	a breach of network security;

•	our ability to protect our intellectual property and the cost associated with defending claims of infringement; and

•	our intended use of the net proceeds from offerings of our securities under this prospectus.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. These forward-looking statements and other statements made elsewhere in this prospectus and the documents incorporated by reference in this prospectus are made in reliance on the Private Securities Litigation Reform Act of 1995. Any forward-looking statement you read in this prospectus and the documents incorporated by reference in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. Subject to applicable law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

5

Use of Proceeds

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds for working capital and general corporate purposes.

6

Securities We May Offer

We may offer shares of common stock, shares of preferred stock, debt securities, or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $100,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

Description of Common Stock and Preferred Stock

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and our bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws, as in effect at the time of any offering of securities under this prospectus.

Common Stock

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 80,000,000 shares of common stock, par value $0.01 per share, of which 17,624,506 shares were issued and outstanding as of July 30, 2021. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any shares of preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “INTZ.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

7

Preferred Stock

While we currently have no shares of preferred stock issued and outstanding, our certificate of incorporate provides that up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series, at the discretion of the board of directors without stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board prior to the issuance thereof. This means that our board has the discretion to issue shares of preferred stock that had provisions that could be superior in rights and preferences to shares of our common stock and which could be dilutive to holders of our common stock. Further, such rights and preferences could have the effect of preventing or hindering certain fundamental transactions, such as a merger or sale of all or substantially all of our assets or another change of control that would otherwise be beneficial to the holders of our common stock.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption rights, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The rights, preferences and restrictions of any series of preferred stock that we may offer under this prospectus will be set forth in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we may offer before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we may offer, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the number of shares we are offering and purchase price per share;

•	the liquidation preference, if any;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, of the shares of the relevant series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	any listing of the preferred stock on any securities exchange or market;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

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Anti-takeover Effects of Provisions of Our Charter and Bylaws

Our charter and our bylaws, include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors Vacancies: Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Stockholder Action; Special Meetings of Stockholders: Our charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws and charter provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairman of our board of directors or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our board of directors.

•	No Cumulative Voting: The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.

•	Indemnification. Our certificate of incorporation and bylaws provide that we will indemnify our officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Delaware Anti-takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the date that stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation.

The above provisions may deter a hostile takeover or delay a change in control.

Description of Debt Securities

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of July 30, 2021, we had no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

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General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be made;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•	the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Description of Warrants

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of any rights to redeem or call the warrants;

•	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including (i) in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any; or (ii) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock and/or preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in “street name” will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

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Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the legal holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for legal holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, (“DTC”), will be the depositary for all securities issued in book-entry form.

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A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

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Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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Plan of Distribution

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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Legal Matters

The validity of the securities being offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

Experts

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the two-year period ended December 31, 2020 have been so incorporated in reliance on the report of Whitley Penn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, ir.intrusion.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act File No. 001-20191 (other than information that is furnished and not filed with the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, including the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into such Annual Report, filed with the SEC on April 5, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and

•	our Current Reports on Form 8-K filed on January 13, 2021, January 21, 2021, January 25, 2021, February 10, 2021, May 11, 2021, May 24, 2021, July 23, 2021, August 9, 2021, and August 11, 2021.

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All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the information that is furnished and not filed with the SEC) (i) after the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of offerings under this prospectus shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any such SEC filing or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our Investor Relations website at ir.intrusion.com by viewing the “SEC Filings” subsection of the “Financials” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

Attn: Investor Relations

(972) 234 6400

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INTRUSION INC.

653,000 Shares of Common Stock

1,806,016 Pre-Funded Warrants to Purchase Shares of Common Stock

1,806,016 Shares of Common Stock Underlying the Pre-Funded Warrants

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PROSPECTUS SUPPLEMENT

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January 6, 2025